SCHEDULE A
List of Funds to Which the Agreement Applies Acquired Funds (updates in bold)

Ticker	Fund Name
JAVA	JPMorgan Active Value ETF
JEMA	JPMorgan ActiveBuilders Emerging Markets Equity ETF (fka JPM Emerging Mkts Equity Core ETF)
JIDA	JPMorgan ActiveBuilders International Equity ETF
JUSA	JPMorgan ActiveBuilders U.S. Large Cap Equity ETF
BBSA	JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF
BBCA	JPMorgan BetaBuilders Canada ETF
BBAX	JPMorgan BetaBuilders Developed Asia ex-Japan ETF
BBEU	JPMorgan BetaBuilders Europe ETF
BBIN	JPMorgan BetaBuilders International Equity ETF
BBJP	JPMorgan BetaBuilders Japan ETF
BBRE	JPMorgan BetaBuilders MSCI US REIT ETF
BBUS	JPMorgan BetaBuilders U.S. Equity ETF
BBMC	JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
BBSC	JPMorgan BetaBuilders U.S. Small Cap Equity ETF
JCTR	JPMorgan Carbon Transition U.S. Equity ETF
TEMP	JPMorgan Climate Change Solutions ETF
JCPB	JPMorgan Core Plus Bond ETF
JIGB	JPMorgan Corporate Bond Research Enhanced ETF
JPEM	JPMorgan Diversified Return Emerging Markets Equity ETF
JPIN	JPMorgan Diversified Return International Equity ETF
JPUS	JPMorgan Diversified Return U.S. Equity ETF
JPME	JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPSE	JPMorgan Diversified Return U.S. Small Cap Equity ETF
JEPI	JPMorgan Equity Premium Income ETF
JPHY	JPMorgan High Yield Research Enhanced ETF
JPIE	JPMorgan Income ETF
JCPI	JPMorgan Inflation Managed Bond ETF
JPIB	JPMorgan International Bond Opportunities ETF
JIG	JPMorgan International Growth ETF
JIRE	JPMorgan International Research Enhanced Equity ETF
JMEE	JPMorgan Market Expansion Enhanced Equity ETF
JMUB	JPMorgan Municipal ETF
JEPQ	JPMorgan Nasdaq Equity Premium Income ETF
JPRE	JPMorgan Realty Income ETF
JSCP	JPMorgan Short Duration Core Plus ETF
JPMorgan Social Advancement ETF*
JPMorgan Sustainable Consumption ETF*
JPMorgan Sustainable Infrastructure ETF *
JAGG	JPMorgan U.S. Aggregate Bond ETF
JDIV	JPMorgan U.S. Dividend ETF
JMIN	JPMorgan U.S. Minimum Volatility ETF
JMOM	JPMorgan U.S. Momentum Factor ETF
JQUA	JPMorgan U.S. Quality Factor ETF

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JVAL	JPMorgan U.S. Value Factor ETF
JPST	JPMorgan Ultra-Short Income ETF
JMST	JPMorgan Ultra-Short Municipal Income ETF
JPMB	JPMorgan USD Emerging Markets Sovereign Bond ETF

*Scheduled to launch in June 2022

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